Exhibit 5.1

Kurzman Eisenberg Corbin & Lever, LLP
Attorneys at Law

One North Broadway, 12th Floor White Plains, New York 10601 Tel: (914) 285-9800 Fax: (914) 285-9855		666 Third Avenue, 10th Floor New York, New York 10017 Tel: (212) 697-5550 Fax: (646) 697-9570

jlever@kelaw.com

(914) 993-6043

April 19, 2021

MariMed Inc.

10 Oceana Way

Norwood, Massachusetts 02062

Re: Registration Statement on Form S-3

Dear Sirs:

We have acted as counsel to MariMed Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering under the Act the sale by the selling stockholders of up to 22,645,215 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”).

We have examined the Registration Statement, the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that the shares of Common Stock included in the Registration Statement have been duly authorized for issuance and are now, or, when issued upon exercise of or pursuant to the terms of the instruments which they underlie, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related prospectus under the heading “Interest of Named Experts and Counsel.” In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

KURZMAN EISENBERG CORBIN & LEVER, LLP

By:	/s/ Joel S. Lever
Joel S. Lever, Partner